United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________

SCHEDULE 14A

____________________

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

COHBAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CohBar, Inc.:

The annual meeting of stockholders of CohBar, Inc. (the “Company,” “CohBar,” “we,” “us” or “our”) will be held on June 14, 2016, at 12:30 p.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit http://www.virtualshareholdermeeting.com/COB16.

The Annual Meeting will be held for the following purposes:

1.       To elect a Board of Directors, consisting of five (5) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.       To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

3.       To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on April 22, 2016, the record date, are entitled to notice of and to vote during the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Alternatively, you may vote over the telephone or on the Internet as further instructed in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. A prepaid, self-addressed envelope is enclosed for your convenience.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 14, 2016 at 12:30 p.m. Pacific Time via live webcast at http://www.virtualshareholdermeeting.com/COB16.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ Jeffrey F. Biunno
Jeffrey F. Biunno Secretary

Menlo Park, CA

April 29, 2016

2016 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

COHBAR, INC.
1455 Adams Drive, Suite 2050
Menlo Park, CA 94025

PROXY STATEMENT

The Board of Directors of CohBar, Inc. has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2016 Annual Meeting. The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at http://www.virtualshareholdermeeting.com/COB16 on Tuesday, June 14, 2016, at 12:30 p.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2016 Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to participate in the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to participate in the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about April 29, 2016.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•         Any stockholder may listen to the Annual Meeting and participate live via webcast at http://www.virtualshareholdermeeting.com/COB16. The webcast will begin at 12:30 p.m. Pacific Time on June 14, 2016.

•         Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•         To enter the meeting, please have your 12-digit control number which is available on your proxy card. If you do not have your 12-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.

•         Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/COB16.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on April 22, 2016, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 32,745,129 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of one third of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 12:30 p.m. Pacific Time, on June 14, 2016. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at http://www.virtualshareholdermeeting.com/COB16.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 12-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/COB16. If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2016, will be entitled to vote at the Annual Meeting. On the record date, there were 32,745,129 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2016, your shares were registered directly in your name with our transfer agent, CST Trust Company (“CST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting online, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1.       The election of the Board of Directors, consisting of five (5) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.       The ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

3.       Consideration and action upon any other matter which may properly come before the annual meeting or any adjournment thereof.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For ratification of the appointment of Marcum LLP as our independent registered public accounting firm, you may vote “For” or “Against” or you may abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•         To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 13, 2016, to be counted.

•         To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 13, 2016, to be counted.

•         To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•         To vote during the Annual Meeting, follow the instructions posted at http://www.virtualshareholdermeeting.com/COB16.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2016.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal 1, the election of all nominees for Director and “For” Proposal 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•         You may submit another properly completed proxy card with a later date.

•         You may grant a subsequent proxy by telephone or through the Internet.

•         You may send a timely written notice that you are revoking your proxy to our Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. To be timely, a written notice revoking your proxy must be received by June 13, 2016.

•         You may vote during the Annual Meeting, which will be hosted via the Internet.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2017 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 14, 2017, to the attention of our Secretary at CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2017 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 14, 2017 and March 16, 2017. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What happens when an entity holds my shares?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

•         The five (5) nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of Directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

•         The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one third of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 32,745,129 shares outstanding and entitled to vote. Thus, the holders of at least 10,913,951 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned to a later date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at http://www.virtualshareholdermeeting.com/COB16.

PROPOSAL 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of such number of directors, not less than one (1), as may be established by the Board from time to time. The Board has fixed the authorized number of our directors at five (5).

At our annual meeting, our stockholders will elect a board consisting of five (5) directors to serve until our 2017 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than five (5) nominees.

Our Board unanimously recommends that you vote FOR each of the following nominees for election as director:

Jon L. Stern, 61, served in senior strategic roles with our Company from August 2012 until he was named our chief executive officer in October 2013. He was also appointed to our board of directors in May 2014. In connection with the appointment of Simon Allen as our chief executive officer in March 2016, Mr. Stern assumed the role of chief operating officer. From 2009 to 2011 Mr. Stern served as chief operating officer of The Key Worldwide, a provider of college admissions preparation and coaching services in the U.S. and Asia. From 2006 to 2008, Mr. Stern served as executive vice president of Integrated China Media, a Guangzhou, China-based provider of digital entertainment content. From 2003 to 2008, Mr. Stern was a partner in Pacific Arts Group, a publisher of Chinese Contemporary Fine Art. Mr. Stern founded Digital Sparx in 1999, a distributor of digital entertainment content to movie-goers and served as president and chief executive officer of that company until 2002. In 1986 Mr. Stern founded Cine Coasters, Inc., a developer of sports stadium and movie theatre products, and served as its chief executive officer until its sale to a division of Liberty Media in 1998. Mr. Stern holds an MBA from the Marshall School of Business at the University of Southern California and a B.S. in Business Administration from The University of California, Berkeley. Our board of directors believes that Mr. Stern’s substantial experience as an entrepreneur and senior executive of growth stage companies as well as established businesses and his familiarity as an executive officer of our Company with the day-to-day operations of our business make him a valuable contributor to our board of directors. Mr. Stern is a full-time employee of our Company.

Albion J. Fitzgerald, 67, has served as a member of our board of directors since May 2014 and was appointed as chairman in July 2014. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007, and served as strategic consultant to the Company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until ManageIQ, Inc. was acquired by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. Our board of directors believes that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company make him a valuable contributor to our board of directors.

Dr. Nir Barzilai, 60, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. Dr. Barzilai is the director of the Institute for Aging Research at the Albert Einstein College of Medicine of Yeshiva University, where he also holds the Ingeborg and Ira Leon Rennert Chair of Aging Research, is a professor in the Departments of Medicine and Genetics and a member of the Diabetes Research Center. Dr. Barzilai is also director of the Paul F. Glenn Center for the Biology of Human

Aging Research and of the National Institutes of Health’s (NIH) Nathan Shock Centers of Excellence in the Basic Biology of Aging. Dr. Barzilai has received numerous awards, including the Beeson Fellow for Aging Research, the Ellison Medical Foundation Senior Scholar in Aging Award, the Paul F. Glenn Foundation Award, the NIA Nathan Shock Award, and the 2010 Irving S. Wright Award of Distinction in Aging Research. Dr. Barzilai’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Dr. Pinchas Cohen, 58, co-founded our Company in 2007 and has served as a member of our board of directors since our conversion to a Delaware corporation in 2009. He served as our President from 2009 until 2013. Since April 2012, Dr. Cohen has served as dean of the Davis School of Gerontology at the University of Southern California. He holds the William and Sylvia Kugel Dean’s Chair in Gerontology and acts as executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen was affiliated with the University of California, Los Angeles School of Medicine, where he was a member of the faculty until 2012. At the UCLA Mattel Children’s Hospital Dr. Cohen served as director of endocrine/diabetes research and training (from 1999 until 2012), chief of endocrinology and diabetes (from 2001 until 2012) and as vice chair of research (from 2011 until 2012). Dr. Cohen was also co-director of the UCSD-UCLA Diabetes and Endocrinology Research Center from 2007 until 2012. Dr. Cohen has received several awards for his work in the field of aging, including a National Institute of Aging EUREKA Award, the National Institutes of Health Director’s Transformative Research Award and the Glenn Award for Research in Biological Mechanisms of Aging. He serves on the boards of several professional journals and societies, including the American Federation for Aging Research and the Growth Hormone Research Society. Our board of directors believes that Dr. Cohen’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our board of directors.

Marc E. Goldberg, 59, joined our board of directors in November 2014. Mr. Goldberg is a Managing Director at BioVentures Investors, a life science focused venture and private equity investment firm that he co-founded in 1997. Prior to founding BioVentures, Mr. Goldberg served as the president and chief executive officer of the Massachusetts Biotechnology Research Institute from 1991 to 1997. From 1987 to 1991, Mr. Goldberg was the vice president of finance and corporate development, chief financial officer, and treasurer at Safer, Inc., a developer and manufacturer of biopesticides and related products. Prior to joining Safer, he served as the manager of business development at Genetics Institute. Mr. Goldberg was also Founding President of the Massachusetts Biotechnology Council and served four terms as its president and as a director from 1985 to 1997. He is currently a member of the Harvard Medical School Neuroscience Advisory Committee and he previously served as a member of the Beth Israel Deaconess Medical Center Research Advisory Committee of the board of directors. From 2002 to 2014 Mr. Goldberg served on the Board of Directors of Enanta Pharmaceuticals, Inc. (NASDAQ:ENTA), a biotechnology company engaged in developing small molecule drugs. He has also served as a director of a number of private companies within the biotechnology, pharmaceutical and medical technology industries. Mr. Goldberg received an A.B. from Harvard College, a J.D. from Harvard Law School and an MBA from Harvard Business School. Our board of directors believes that Mr. Goldberg’s extensive experience in growing and financing emerging biotechnology and pharmaceutical companies, as well as the depth of his business and financial expertise, make him a valuable contributor to our board of directors.

No family relationships exist among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of CohBar.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our stockholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management, monitors their performance, and provides input on the Company’s strategies, financial objectives and operating plans.

Our Board has determined that Albion J. Fitzgerald and Marc E. Goldberg each qualify as an “independent director” under the applicable rules of the SEC and for the purpose of National Instrument 58-101 — Disclosure of Corporate Governance Practices, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. None of our directors presently hold directorships with other reporting issuers.

Our Board is responsible for the orientation and education of new members of the Board and all new directors are provided with copies of our policies. Prior to joining the Board, each new director will meet with our Chairman and Chief Executive Officer. Our Chairman and Chief Executive Officer are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence their duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our Board determines whether any additional education and training is required for Board members.

Historically, because of our size and stage of development and the limited number of directors, our Board considered a formal assessment process to be unnecessary and evaluated its own effectiveness on an ad hoc basis. Currently, our Governance and Nominating Committee is responsible for annually evaluating and reporting to our Board on the performance and effectiveness of the Board as a whole and its committees.

Our Board met two times in 2015, and all of our directors attended both meetings. In addition, our Board maintained oversight of the Company’s business and operations through frequent review, consideration and discussion of matters affecting the Company outside of formal board meetings and acted by unanimous written consent to approve corporate actions on several occasions during 2015. Currently, we do not have a policy requiring our Board members’ attendance at the annual meetings of our stockholders.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com or in print to any interested party who requests it. Requests should be sent to the Company Secretary at the address provided on page 1 of this proxy statement.

The Audit Committee

Our audit committee consists of Albion J. Fitzgerald, Marc E. Goldberg and Nir Barzilai. Mr. Goldberg serves as the chair of our audit committee. Our Board has evaluated the independence and qualification of our directors to serve on our Audit Committee based on applicable rules of NASDAQ, the SEC rules and National Instrument (“NI”) 52-110, and has determined that each of Messrs. Fitzgerald and Goldberg are an independent director as defined by such standards. Our board of directors determined that each of the committee members meets the requirements of financial literacy under SEC rules and regulations and by NI 52-110, and that Mr. Goldberg meets the requirements for designation as an “audit committee financial expert”, as defined under SEC rules.

Rule 10A-3 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) requires that the audit committees of public companies whose securities are traded on certain United States securities exchanges be composed entirely of independent directors, subject to certain transitional accommodations afforded to newly public issuers. The rules of the TSX-V require that the Company’s audit committee be composed of at least three members, at least two of whom must be independent. The composition of our audit committee complies with the requirements of the TSX-V. Although we may in the future seek to compose our audit committee entirely of independent directors, we do not believe that the inclusion of Dr. Barzilai as a member of our audit committee materially adversely affects the ability of our audit committee to act independently, nor have we determined that the composition of our audit committee presents material risks related to the reporting of our financial statements. The Company is a “venture issuer” as defined in NI 52-110 and is relying on the exemption in section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

Each member of the Company’s audit committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Goldberg holds J.D. and M.B.A. degrees, and has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as chief financial officer of a biopesticides manufacturer, and through service as a director and member of the audit committee of a publicly traded biotechnology company. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Dr. Barzilai has gained experience relevant to performance of his Audit Committee duties through his roles as an academic and laboratory administrator and in his capacity as a private investor.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

•         selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;

•         evaluating the qualifications, performance and independence of our independent registered public accountants;

•         monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•         reviewing the adequacy and effectiveness of our internal control policies and procedures;

•         discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;

•         preparing the audit committee report that the SEC requires in our annual proxy statement; and

•         reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

Our Audit Committee met four times during 2015, and all of the members of the Audit Committee attended at least 75% of those meetings. A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

The Compensation Committee

In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

•         reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

•         reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•         preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•         administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee met one time during 2015, and all of the members attended the meeting. A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

Compensation Committee Interlocks and Insider Participation

As of the date of this proxy statement, the Compensation Committee is comprised of two independent directors, Messrs. Fitzgerald and Goldberg, each of whom were appointed to the committee upon the effective date of our initial public offering in January 2015. None of the members of the committee have a relationship with CohBar, other than as directors and stockholders. No member of the Compensation Committee is or was formerly an officer or an employee of CohBar. None of our executive officers served, during the year ended December 31, 2015, as a member of the compensation committee or on the board of directors of any entity that has an executive officer serving as a member of the Compensation Committee or the Board.

The Governance and Nominating Committee

In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

•         assisting our board of directors in identifying, interviewing and recruiting prospective director nominees;

•         recommending director nominees;

•         establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our board of directors;

•         annually evaluating and reporting to the our board of directors on the performance and effectiveness of the board of directors;

•         recommending members for each board committee of our board of directors; and

•         annually presenting a list of individuals recommended for nomination for election to our board of directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., Suite 2050, 1455 Adams Drive, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee also considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

As of the date of this proxy statement, the Governance and Nominating Committee is comprised of two independent directors, Messrs. Fitzgerald and Goldberg. Our Governance and Nominating Committee did not meet during 2015.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

Communication with Directors

All interested parties may send correspondence to our Board or to any individual director at the following address: CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA, 94025.

Your communications should indicate that you are a stockholder of CohBar. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Ethics and Business Conduct

The board of directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our board of directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics will be available on our website upon completion of the offering. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a policy stating that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of the independent members of our board of directors. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and pursuant to which such person would have a direct or indirect interest must first be presented to the independent members of our board of directors for review, consideration and approval. In approving or rejecting any such proposal, the independent members of our board of directors are to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Transactions with Related Persons

In addition to the compensation arrangements discussed below in the sections entitled “Employment Agreements”, the following is a description of each transaction in the year ended December 31, 2015 and each currently proposed transaction in which:

•         we have been or are to be a participant;

•         the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2015 and 2014; and

•         any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Consulting Agreements

Drs. Cohen and Barzilai each provide consulting services to our Company pursuant to agreements that provide for annual compensation of $42,000. Each agreement provides for an annual service term and can be extended by mutual consent of both parties. The service term under the agreement with Dr. Cohen expired in September 2015, and the service term under the agreement with Dr. Barzilai expired in November 2015. We continue to compensate

Drs. Cohen and Barzilai, and they continue to provide services, under the terms of these consulting agreements and discussions are ongoing regarding the potential terms of new consulting agreements.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from our executive officers, directors and 10% stockholders, we believe that all Section 16(a) filing requirements applicable to CohBar were timely made with respect to the fiscal year ended December 31, 2015.

STOCK OWNERSHIP

BENEFICIAL OWNERS OF COHBAR STOCK

The following table sets forth information regarding beneficial ownership of our common stock as of April 22, 2016, the most recent practicable date for computing beneficial ownership, by:

•         each of our named executive officers;

•         each of our directors;

•         each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•         all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 32,745,129 shares of our common stock issued and outstanding as of April 22, 2016. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible, or will be exercisable or convertible within 60 days of April 22, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Simon Allen	—	—
Pinchas Cohen	5,449,703	16.64%
Nir Barzilai	5,044,516	15.41%
Jon Stern(2)	1,812,281	5.31%
Jeffrey Biunno(3)	238,326	*
Albion Fitzgerald(4)	1,873,940	5.66%
Marc Goldberg(5)	98,958	*
Kenneth Cundy(6)	350,417	1.06%
Directors and executive officers as a group (8 people)	14,868,141	42.32%

____________

(1)      The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

(2)      Shares beneficially owned includes: (i) 478,224 shares of common stock subject to stock options exercisable within 60 days of April 22, 2016; (ii) 879,057 shares of common stock subject to currently exercisable warrants and (iii) 22,000 shares of common stock held in accounts of Mr. Stern’s children.

(3)      Shares beneficially owned includes: (i) 235,326 shares of common stock subject to stock options exercisable within 60 days of April 22, 2016 and (ii) 1,000 shares of common stock held in an account of Mr. Biunno’s daughter.

(4)      Shares beneficially owned includes: (i) 256,982 shares of common stock subject to currently exercisable warrants; and (ii) 98,958 shares of common stock subject to stock options exercisable within 60 days of April 22, 2016.

(5)      Shares beneficially owned consists of shares of common stock subject to stock options exercisable within 60 days of April 22, 2016.

(6)      Shares beneficially owned includes 340,417 shares of common stock subject to stock options exercisable within 60 days of April 22, 2016.

*         less than 1.0%

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, the positions they hold and the year in which they began serving as officers of CohBar. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with CohBar	Officer Since
Simon Allen	47	Chief Executive Officer	2016
Jeffrey F. Biunno	49	Chief Financial Officer, Secretary and Treasurer	2013
Jon L. Stern	61	Chief Operating Officer, Director	2014
Kenneth C. Cundy	57	Chief Scientific Officer	2014

For information on Jon Stern’s business background, see “Nominees” under “Election of Directors” above.

Simon Allen joined our Company as chief executive officer in March 2016. Prior to joining us, Mr. Allen was a consultant to Solstice Biologics, a biotechnology company focused on nucleic acid therapeutics. From March 2011 to January 2015, Mr. Allen served as the Chief Business Officer at Ambrx, Inc., a clinical stage biotechnology company, and was an advisor and consultant to that company from September 2010 to February 2011. From April 2008 to June 2010, he served in a variety of senior positions at Kalypsys, Inc., culminating in his role as Chief Executive Officer. Mr. Allen previously served as the Chief Commercial Officer of CovX from 2006 to 2008 and as the Vice President, Business and Corporate Development, of Nuvelo Inc. from 2004 to 2006. He previously held business development and analyst roles at SkyePharma PLC, Corixa Corporation (formerly Coulter Pharmaceuticals) and Burdett, Buckeridge and Young. Mr. Allen graduated from the University of Sydney with a B.S. in Biochemistry, Microbiology and Genetics and earned his M.B.A. from the Australian Graduate School of Management.

Jeffrey F. Biunno joined our Company in October 2013 as chief financial officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on NASDAQ. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004, Mr. Biunno served as vice president and corporate controller of Novadigm, Inc. (NASDAQ: NVDM), an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant and a chartered global management accountant. Mr. Biunno is a full-time employee of our Company.

Kenneth C. Cundy joined our Company as chief scientific officer in November 2014. From December, 2012 to November, 2014, Dr. Cundy served as the chief scientific officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders. He served XenoPort, Inc. as senior vice president of preclinical and clinical sciences from 2011 to 2012, as its vice president of preclinical development from 2004 to 2011, and as its vice president of biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was senior director of biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992 Dr. Cundy was principal research investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in pharmacy from the University of Manchester and was registered as a pharmacist in the UK. He received a Ph.D. in pharmaceutical sciences from the University of Kentucky and postdoctoral training in biochemistry at the University of California, Berkeley. Dr. Cundy is a full-time employee of our Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

April 21, 2016

The Compensation Committee of the Board oversees our compensation programs on the Board’s behalf.

The Compensation Committee reviewed and discussed with management the executive officer compensation disclosure included in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board that the report on executive officer compensation be included in this Proxy Statement, for the 2016 Annual Meeting of Shareholders, which will be filed with the SEC.

Respectfully submitted,

Albion J. Fitzgerald

Marc E. Goldberg

EXECUTIVE OFFICER COMPENSATION

In this section of the proxy statement we identify the material elements of our compensation programs for all of our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We currently have three executive officers: our Chief Executive Officer, Chief Financial Officer, and Chief Scientific Officer. These executives comprise our “Named Executive Officers” (NEOs) for purposes of applicable SEC disclosure regulations. Our NEOs are as follows:

Name	Position
Simon Allen	Chief Executive Officer
Jeffrey F. Biunno	Chief Financial Officer, Secretary and Treasurer
Jon L. Stern	Chief Operating Officer, Director
Kenneth C. Cundy	Chief Scientific Officer

Compensation Philosophy

Compensation of our executive officers is designed to provide compensation that is competitive, as well as consistent with our early stage of development. Our board recognizes the need to provide a compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility. Our compensation arrangements are not divided formally into long-term and short-term plans; however as a general matter our compensation programs may include shorter term incentive compensation in the form of annual cash bonuses payable on achievement of individual and Company performance goals that may be established from time to time, and longer term incentives through the grant of stock options with vesting over a period of years. We do not maintain a pension plan that provides for cash or other payments upon retirement.

Our board has not undertaken a formal evaluation of the implications of the risks associated with our compensation policies and practices. However, risk management is a consideration of our board when implementing our compensation program and the board does not believe that our compensation programs encourage unnecessary or inappropriate risk taking, including risks that are likely to have a material adverse effect on the Company.

Governance of the Company’s Executive Compensation Program

The Compensation Committee has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total direct compensation of our executive officers.

The Compensation Committee has sole responsibility for determining our Chief Executive Officer’s compensation and for reviewing it with our Board. Our Chief Executive Officer provides recommendations to the Committee on compensation matters for our other executive officers. In making its recommendations, the Committee draws on survey data from subscription services and published reports, as well as on the experience of the Committee members, to identify compensation trends for companies in our industry at similar stages of development.

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries are typically considered by the Compensation Committee on an annual basis, as well as in connection with the hiring of a new executive from outside the Company, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities).

Annual Bonuses

Each NEO is eligible to receive an annual cash bonus up to a target bonus amount expressed as a flat amount or as a percentage of such NEO’s base salary. The performance of our executives is reviewed by the Compensation Committee for an annual performance period based on the officer’s date of hire and the payment of a bonus and the amount thereof (up to the target bonus amount) is based on evaluative criteria established by the Compensation Committee. For the fiscal year ended December 31, 2015, Mr. Stern received a bonus of $75,000. For the fiscal year ended December 31, 2015, Mr. Biunno and Dr. Cundy received 100% of their target award, both of which were paid in 2016.

The 2015 base salaries and target bonus amounts for our NEOs were as follows:

Name and Principal Position	Base Annual Salary ($)	Target Bonus ($)
Simon Allen(1)	—	—
Chief Executive Officer
Jeffrey F. Biunno	200,000	50,000
Chief Financial Officer
Jon L. Stern(2)	250,000	87,500
Chief Operating Officer
Kenneth C. Cundy	300,000	75,000
Chief Scientific Officer

____________

(1)      Mr. Allen joined the Company in March 2016.

(2)      Mr. Stern served as the Company’s Chief Executive Officer during 2015 and was appointed as Chief Operating Officer in connection with Mr. Allen’s hire in March 2016.

New Hire Equity Grants

Our executive officers generally are provided an equity grant upon commencement of their employment. The Committee reviews the equity position of executive officers on a periodic basis. Additionally, an executive officer’s overall equity position is reviewed at the time of promotion and an additional grant may be considered. Equity awards granted to our NEOs upon their hire are described under “Employment Agreements.”

Employment Agreements

Simon Allen. We entered into an Executive Employment Agreement with Mr. Allen, dated March 7, 2016, which sets forth conditions of Mr. Allen’s at-will employment with our Company. Mr. Allen also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Allen to a base salary of $340,000 annually, and eligibility for an annual bonus of up to forty percent (40%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. Mr. Allen also was granted options to purchase up to an aggregate of 1,456,000 shares of our common stock at an exercise price of $1.55. 1,132,000 shares subject to the option award will become vested and exercisable in installments based on Mr. Allen’s continued employment on periodic vesting dates over a four (4) year term. 324,000 shares subject to the option award vest based both on Mr. Allen’s continued service through the relevant vesting dates during the four (4) year vesting term and the achievement of performance criteria established in connection with the option award. The Executive Employment Agreement entitles Mr. Allen to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon such termination of Mr. Allen’s employment he would be entitled to a severance payment equal to seventy-five percent of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Allen for himself and the members of his immediate family for a period of nine (9) months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. If, however, Mr. Allen’s termination without cause or resignation with “good reason” occurs within 12 months following a change in control of the Company, then the severance amount payable to him would be increased to 100% of his then current base salary, COBRA reimbursement would extend for a period of 12 months, and vesting of up to 100% of the options subject to the option award would be accelerated.

Jon L. Stern. We entered into an Executive Employment Agreement with Mr. Stern, dated April 11, 2014, which sets forth conditions of Mr. Stern’s at-will employment with our Company. Mr. Stern also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Stern’s current base salary is $250,000 annually, and he is eligible under the agreement for an annual bonus of up to thirty-five percent (35%) of his annual salary, payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors from time to time. The Executive Employment Agreement entitles Mr. Stern to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Stern’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Stern for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. On April 9, 2014 Mr. Stern was granted options to purchase 478,245 shares of our common stock at an exercise price of $0.26. The options vest and become exercisable over 36 equal monthly installments commencing May 1, 2013. Pursuant to the Stock Option Agreement applicable to Mr. Stern’s award and our 2011 Equity Incentive Plan, the options immediately vest and become exercisable under certain circumstances, including a change of control.

Jeffrey F. Biunno. We entered into an Executive Employment Agreement with Mr. Biunno, dated November 27, 2013, which sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Biunno to a base salary of $200,000 annually, and eligibility for an annual bonus of up to $50,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. Mr. Biunno is entitled to a severance payment in an aggregate gross amount equal to fifty percent (50%) of his then current base salary if his employment is terminated by us without cause. On April 9, 2014 Mr. Biunno was granted options to purchase 364,377 shares of our common stock at an exercise price of $0.26 per share. 236,845 shares subject to the option grant vest based solely on Mr. Biunno’s continued service. One quarter (1/4) of such shares vested and became exercisable on October 31, 2014 and the remaining shares subject to the option will vest in 36 monthly installments thereafter. 127,532 shares subject to the option grant vest based both on Mr. Biunno’s continued service through the relevant vesting date and completion of our initial public offering. As our initial public offering was completed in January 2015, one quarter (1/4) of shares subject to the option became vested on October 31, 2014, and the remaining shares subject to the option become exercisable in 36 monthly installments thereafter. Pursuant to the Stock Option Agreement applicable to Mr. Biunno’s award and our 2011 Equity Incentive Plan, the options immediately vest and become exercisable under certain circumstances, including a change of control.

Kenneth C. Cundy. We entered into an Executive Employment Agreement with Mr. Cundy, dated November 17, 2014, which sets forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Dr. Cundy to a base salary of $300,000 annually, and eligibility for an annual bonus of up to $75,000 payable at the discretion of the board of directors upon achievement of performance targets established by the board of directors. Dr. Cundy was also granted options to purchase up to 860,000 shares of our common stock at an exercise price of $0.73 per share. One quarter (1/4) of those options will vest and become exercisable on the first (1st) anniversary of Dr. Cundy’s first date of employment and the remaining shares subject to the option will vest in thirty-six (36) equal monthly installments thereafter. The Executive Employment Agreement entitles Dr. Cundy to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Dr. Cundy’s employment he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Dr. Cundy for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. Pursuant to the Stock Option Agreement applicable to Dr. Cundy’s award and our 2011 Equity Incentive Plan if, upon or at any time following a following a change in control of the Company, Dr. Cundy’s employment is terminated without cause or he resigns for “good reason,” then vesting of all of the options subject to the option award would be accelerated.

Perquisites and Other Benefits

Historically, we have not provided perquisites or other personal benefits to our executive officers. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Obligations

Other than those provisions contained in the executive employment agreements with Messrs. Allen, Stern, Biunno and Dr. Cundy, we do not have any severance or change in control agreements with any of our executive officers. The severance provisions for Mr. Allen entitles him to a severance payment equal to seventy five percent (75%) of his then current annual base salary in certain events of termination. The severance provisions for Messrs. Stern and Biunno and Dr. Cundy provide that each is entitled to a severance payment equal to fifty percent (50%) of his then current annual base salary in certain events of termination. Additionally, Messrs. Allen and Stern and Dr. Cundy are each entitled to vesting acceleration of any options that would have become exercisable during the 12 months following such termination and reimbursement for any COBRA coverage elected for themselves and the members of their immediate families for a period of nine months, for Mr. Allen, and six months, for Mr. Stern and Dr. Cundy, following the applicable date of termination. For a description of certain events that trigger immediate vesting of outstanding option awards see the section captioned “Employment Agreements” above.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the amount we can deduct for compensation paid to our Chief Executive Officer and three other most highly-compensated executive officers (excluding the Chief Financial Officer) in any year to $1 million. The limit on deductibility does not apply to performance-based compensation meeting certain requirements.

Our general philosophy is to structure executive compensation to maximize deductibility under Section 162(m). In 2015, 100% of our executive compensation was tax deductible. Should an executive officer’s compensation approach $1 million in the future, the Committee will consider deductibility of compensation under Section 162(m) as one (but not the sole) factor in setting executive compensation.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2015 and 2014:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards(5) ($)	All Other Compensation ($)	Total ($)
Simon Allen(1)	2015	—	—		—	—	—
Chief Executive Officer

Jon L. Stern(2)	2015	250,000	84,375		—	15,780	350,155
Chief Operating Officer	2014	195,802	56,250	(6)	86,897	62,267	401,216

Jeffrey F. Biunno(3)	2015	200,000	50,000	(7)	—	—	250,000
Chief Financial Officer	2014	200,000	50,000	(7)	67,228	—	317,228

Kenneth C. Cundy(4)	2015	300,000	75,000	(7)	—	—	375,000
Chief Scientific Officer	2014	28,846	—		441,352	—	470,198

____________

(1)      Mr. Allen was appointed as our Chief Executive Officer in March 2016.

(2)      Mr. Stern served as our Chief Strategy Officer from May 1, 2012, and as our Chief Executive Officer from October 2013 until his appointment as our Chief Operating Officer on March 7, 2016. Mr. Stern deferred compensation for his services performed through April 11, 2014. Pursuant to a letter agreement dated April 11, 2014, Mr. Stern received in consideration of his services through such date (i) a cash payment of $71,042 and (ii) a warrant to purchase 797,075 shares of our common stock at an exercise price equal to $0.26 per share. Mr. Stern’s salary for 2014 reported above reflects the portion of such cash payment attributable to his service during 2014. The amount reported as other compensation for 2014 reflects that portion of the warrant’s grant date fair value that is attributable to Mr. Stern’s service during the applicable year. “Other Compensation” for 2014 also includes $10,520 attributable to cash payment made to Mr. Stern in lieu of participation in the Company’s health plan. “Other Compensation” for 2015 is attributable to cash payment made to Mr. Stern in lieu of participation in the Company’s health plan.

(3)      Mr. Biunno was appointed as our Chief Financial Officer in October 2013.

(4)      Dr. Cundy was appointed as Chief Scientific Officer in November 2014.

(5)      Reflects the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718.

(6)      Mr. Stern is eligible for an annual discretionary bonus, the amount of which is paid based on evaluation of his performance during an annual period ending in April of the applicable year, up to a specified maximum amount. Mr. Stern was paid a bonus of $75,000 for the annual period ended April 2015. The maximum bonus payable for the annual performance period ending April 2016 is $87,500. The amount reported in the bonus column for fiscal 2014 reflects a pro-rated portion the $75,000 bonus paid to Mr. Stern attributable to his service in fiscal 2014. The amount reported in the bonus column for fiscal 2015 reflects (i) a pro-rated portion the $75,000 bonus paid to Mr. Stern attributable to his service in fiscal 2015, and (ii) a pro-rated portion of the maximum bonus eligibility for the performance period ending April 2016 attributable to his service in fiscal 2015.

(7)      The bonus earned by Mr. Biunno in 2014 was paid in 2015, and bonuses earned by Messrs. Biunno and Cundy in 2015 were paid in 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following tables set forth certain information regarding outstanding stock options and stock awards held by our NEOs as of December 31, 2015.

		Option Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration
Name	Grant Date(1)	Exercisable (#)	Unexercisable (#)	($)	Date
Jon L. Stern	4/11/2014(2)	425,120	53,125	0.26	4/11/2024
Jeffrey F. Biunno	4/09/2014(3)	197,392	166,985	0.26	4/09/2024
Kenneth C. Cundy	11/20/2014	232,921	627,079	0.73	11/20/2024

____________

(1)      All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

(2)      Options vest in 36 equal monthly installments beginning May 1, 2013.

(3)      Options vest based on continued service, with one quarter of such options vesting on October 31, 2014 and the remaining shares subject to the option vesting in thirty-six monthly installments thereafter.

DIRECTOR COMPENSATION

On November 20, 2014, the board of directors approved compensation for Albion J. Fitzgerald and Marc E. Goldberg for their services to the Company as directors. Messrs. Goldberg and Fitzgerald are each entitled to an annual cash retainer of $15,000 and were each granted options to purchase up to 250,000 shares of common stock in connection with the initial adoption of the director compensation plan. Other than Messrs. Goldberg and Fitzgerald, none of our directors receive compensation specifically for their services as directors. All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

2015 Directors Compensation

Name	Fees Earned or Paid in Cash($)	Option Awards($)	All Other Compensation($)(1)	Total($)
Nir Barzilai	—	—	42,000	42,000
Pinchas Cohen	—	—	42,000	42,000
Albion J. Fitzgerald(2)	15,000	—	—	15,000
Marc E. Goldberg(2)	15,000	—	—	15,000

____________

(1)      Represents fees paid to Drs. Barzilai and Cohen for consulting services.

(2)      Messrs. Fitzgerald and Goldberg were appointed to our board of directors in May 2014 and November 2014, respectively.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS*

Each current member of the Audit Committee meets the financial literacy requirements under SEC rules and regulations and by NI 52-110. In addition, our Board has determined that Mr. Goldberg qualifies as an “audit committee financial expert” under the regulations of the SEC. Although all members of our Audit Committee meet the current SEC regulatory requirements for financial literacy and the Board has determined that Mr. Goldberg qualifies as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Audit Committee oversees CohBar’s financial reporting process on behalf of the Board and operates under a written charter, approved by the Audit Committee and ratified by the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with management prior to issuance, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Management has the primary responsibility for the preparation, presentation and integrity of CohBar’s financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of CohBar’s audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of CohBar’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from CohBar and its management, and has considered whether the independent registered public accounting firm’s provision of any non-audit services to CohBar is compatible with maintaining such firm’s independence.

The Audit Committee discussed with CohBar’s independent registered public accounting firm the overall scope and plans for their audit. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the overall quality of CohBar’s financial reporting for the year ended December 31, 2015.

The Audit Committee has determined that provision by Marcum LLP of other non-audit services is compatible with maintaining Marcum LLP’s independence. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Marcum LLP as CohBar’s independent registered public accounting firm for the year ending December 31, 2016.

Respectfully Submitted,

Marc E. Goldberg, Chairman

Albion J. Fitzgerald

Nir Barzilai

____________

*         The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent CohBar specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC
ACCOUNTING FIRM FOR 2016

The Audit Committee has appointed Marcum LLP as our registered independent public accounting firm to audit our consolidated financial statements for the year ended December 31, 2016. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Marcum LLP as our registered independent public accounting firm during 2015. There have been no disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the matter in their report. A representative of Marcum LLP is expected to be present at the annual stockholders’ meeting. The representative will be given the opportunity to make a statement on behalf of Marcum LLP if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Marcum LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Marcum LLP, the Audit Committee has restricted the non-audit services that Marcum LLP may provide. It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditors.

Under these policies, with Audit Committee pre-approval, we may use Marcum LLP for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees and expenses billed, or expected to be billed, for professional services rendered by Marcum LLP for the years ended December 31, 2015 and 2014 were as follows:

Type of Fees	2015	2014
Audit Fees(1)	$110,624	$98,789
Audit-Related Fees(2)	—	—
Tax Fees(3)	8,000	6,000
All Other Fees(4)	—	—
Total	$118,624	$104,789

____________

(1)      Audit Fees consist of fees billed and expected to be billed for services rendered for the audits of our financial statements for the fiscal years ended December 31, 2015 and 2014.

(2)      Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)      Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)      All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

All audit and audit-related services performed by Marcum LLP in 2014 were completed in connection with our initial public offering and were approved by the Company’s Board of Directors. Tax services in 2015 and 2014 were also approved by our Board of Directors. All future permitted audit, audit-related, tax and other services that the independent auditors may perform are expected to be pre-approved in accordance with pre-approval policies and procedures adopted by our audit committee pursuant to that committee’s charter, as amended or modified from time to time.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Stockholders, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2015. Written requests should be mailed to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual stockholders’ meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

/s/ Jeffrey F. Biunno
Jeffrey F. Biunno Secretary

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 13, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COB16**

You may attend the Meeting via the Internet and also vote during the Meeting. Please have the information that is printed in the box marked by the arrow readily available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 13, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope we have provided, or if you do not have the envelope, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08948-P79553 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHBAR, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jon L. Stern
02) Albion J. Fitzgerald
03) Dr. Nir Barzilai
04) Dr. Pinchas Cohen
05) Marc E. Goldberg

The Board of Directors recommends you vote FOR proposal 2:

For address Changes/Comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date